SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [  ]

Check the appropriate box:
[  ]   Preliminary Proxy Statement
[  ]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[  ]   Soliciting Material Pursuant to Section 240.14a-12

AMCAP Fund, Inc.
American Balanced Fund, Inc.
The American Funds Income Series
American Funds Money Market Fund
American Funds Short-Term Tax-Exempt Bond Fund
American Funds Target Date Retirement Series, Inc.
The American Funds Tax-Exempt Series I
The American Funds Tax-Exempt Series II
American High-Income Municipal Bond Fund, Inc.
American High-Income Trust
American Mutual Fund, Inc.
The Bond Fund of America, Inc.
Capital Income Builder, Inc.
Capital World Bond Fund, Inc.
Capital World Growth and Income Fund, Inc.
EuroPacific Growth Fund
Fundamental Investors, Inc.
The Growth Fund of America, Inc.
The Income Fund of America, Inc.
Intermediate Bond Fund of America
International Growth and Income Fund, Inc.
The Investment Company of America
Limited Term Tax-Exempt Bond Fund of America
The New Economy Fund
New Perspective Fund, Inc.
New World Fund, Inc.
Short-Term Bond Fund of America, Inc.
SMALLCAP World Fund, Inc.
The Tax-Exempt Bond Fund of America, Inc.
Washington Mutual Investors Fund, Inc.
______________________________________________
(Name of Registrant as Specified In Its Charter)

__________________________________________________________
(Name of Person(s) Filing Proxy Statement, other than the Registrant)

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[Letter to advisers]

Many of your clients who own American Funds have recently been contacted by a proxy solicitation firm in connection with upcoming American Funds shareholder meetings. We have discussed these phone calls with American Funds’ representatives.

While these calls are a necessary part of the process, the representatives, on behalf of American Funds, sincerely regret any inconvenience calls made by the proxy solicitation firms may have caused your clients.  American Funds is very appreciative of your clients’ patience and understanding.

Some of your clients who own multiple funds or have both retail and retirement accounts have received multiple phone calls. This is because each fund technically is conducting its own vote and if your clients have not voted proxies for all their funds, they may continue receiving calls.

In an effort to reduce the number of calls your clients are receiving and expedite the vote, American Funds has requested that we ask our Investment Representatives to contact clients and urge them to vote the proxies for all their funds in all accounts as soon as they are able. Once your clients vote completely, they should not receive any more calls.

We have also received feedback about the quality of the calls made by the proxy solicitation firms. American Funds is working closely with the firms in an effort to ensure that all those making the calls are courteous and professional.